                                                                  Exhibit (c)(4)

                                 MORTON'S RESTAURANT GROUP

                   SUPPLEMENT TO THE PRESENTATION TO THE SPECIAL COMMITTEE
                                AND THE BOARD OF DIRECTORS


                                       MARCH 26, 2002





                                          GREENHILL

FINANCIAL SUMMARY

     -      MANAGEMENT CASE - ADJUSTED FOR AMENDMENT TO CREDIT AGREEMENT (1)

($US in Millions, Except per Share Data)


                                                       ACTUAL                                                                CAGR
                  1997     1998     1999      2000      2001       2002E       2003E       2004E      2005E      2006E     '97-'02E
                -------------------------------------------------------------------------------------------------------------------
Revenue         $172.5     $189.8   $206.9    $248.4   $237.1      $261.3      $281.2      $298.4     $323.5     $369.3      8.7%
      % GROWTH       -      10.0%     9.0%     20.1%    -4.5%       10.2%        7.6%        6.1%       8.4%      14.2%

EBITDA           $20.5      $24.5    $25.8     $31.9    $22.9       $33.2       $34.1       $34.8      $35.9      $40.7     10.1%
      % MARGIN   11.9%      12.9%    12.5%     12.8%     9.7%       12.7%       12.1%       11.7%      11.1%      11.0%
      % GROWTH      -       19.6%     5.5%     23.4%   -28.1%       44.8%        2.8%        1.9%       3.2%      13.5%

E.P.S.           $1.25      $1.50    $1.75     $2.12    $0.43       $1.76       $2.56       $2.69      $2.81      $2.87   -46.8%
      % GROWTH      -       20.0%    16.7%     21.0%   -79.5%      304.9%       45.5%        4.9%       4.4%       2.3%

Notes:
----------------------------------------------------------------------
N.B. Financial information excludes one-time charges. EBITDA is before pre-opening expenses.
(1) Management Case reflects 2002-2006 adjusted projections provided by the Company in March 2002.

  DISCOUNTED CASH FLOW ANALYSIS - ADJUSTED MANAGEMENT CASE

  - A range of discount rates was used to adjust for the Company's high leverage and smaller capitalization.

($US in Millions, Except per Share Data)



TERMINAL EBITDA MULTIPLE                                 5.0x                                        5.5x
------------------------                  -----------------------------------          ---------------------------------
DISCOUNT RATE                                 8.0%         10.5%        13.0%             8.0%         10.5%       13.0%
     Present Value of Cash Flows: (1)
       2002E - 2006E                          83.4          79.3         75.6             83.4          79.3        75.6
       Terminus                              138.6         123.6        110.5            152.4         136.0       121.6
       Other                                   0.0           0.0          0.0              0.0           0.0         0.0
                                            ------        ------       ------           ------        ------      ------
     ENTERPRISE VALUE                       $222.0        $202.9       $186.1           $235.8        $215.3      $197.1
     NET DEBT                               $100.4        $100.4       $100.4           $100.4        $100.4      $100.4
                                            ------        ------       ------           ------        ------      ------
     EQUITY VALUE                           $121.5        $102.5        $85.7           $135.4        $114.8       $96.7
                                            ======        ======       ======           ======        ======      ======

-----------------------------------------------------------------------------------------------------------------------------
     VALUE PER SHARE (2)                    $26.25        $22.68       $19.54           $28.85        $25.00      $21.61
-----------------------------------------------------------------------------------------------------------------------------

     TERMINAL VALUE ANALYSIS
       % VALUE IN TERMINUS                   62.4%         60.9%        59.4%            64.6%         63.2%       61.7%

     IMPLIED TERMINAL MULTIPLES
       FY 2006E Revenues                     0.55x         0.55x        0.55x            0.61x         0.61x       0.61x
       FY 2006E EBITDA                        5.0x          5.0x         5.0x             5.5x          5.5x        5.5x
       FY 2006E EBIT                          9.7x          9.7x         9.7x            10.7x         10.7x       10.7x
     Implied Perpetual Growth Rate (3)        1.6%          3.9%         6.2%             2.2%          4.5%        6.8%

     IMPLIED VALUATION MULTIPLES (4)
     Enterprise Value /
       FY 2001A Revenues                     0.94x         0.86x        0.78x            0.99x         0.91x       0.83x
       FY 2001A EBITDA                        9.7x          8.8x         8.1x            10.3x          9.4x        8.6x
       FY 2001A EBIT                         21.7x         19.8x        18.2x            23.0x         21.0x       19.2x



TERMINAL EBITDA MULTIPLE                                       6.0x
------------------------                      --------------------------------------
DISCOUNT RATE                                       8.0%         10.5%         13.0%
     Present Value of Cash Flows: (1)
       2002E - 2006E                                83.4          79.3          75.6
       Terminus                                    166.3         148.3         132.6
       Other                                         0.0           0.0           0.0
                                               ---------       -------       -------
     ENTERPRISE VALUE                             $249.7        $227.6        $208.2
     NET DEBT                                     $100.4        $100.4        $100.4
                                               ---------       -------       -------
     EQUITY VALUE                                 $149.3        $127.2        $107.8
                                               =========       =======       =======
----------------------------------------------------------------------------------------
     VALUE PER SHARE (2)                          $31.44        $27.31        $23.68
----------------------------------------------------------------------------------------

     TERMINAL VALUE ANALYSIS
       % VALUE IN TERMINUS                         66.6%         65.2%         63.7%

     IMPLIED TERMINAL MULTIPLES
       FY 2006E Revenues                           0.66x         0.66x         0.66x
       FY 2006E EBITDA                              6.0x          6.0x          6.0x
       FY 2006E EBIT                               11.6x         11.6x         11.6x
     Implied Perpetual Growth Rate (3)              2.7%          5.0%          7.3%

     IMPLIED VALUATION MULTIPLES (4)
     Enterprise Value /
       FY 2001A Revenues                           1.05x         0.96x         0.88x
       FY 2001A EBITDA                             10.9x          9.9x          9.1x
       FY 2001A EBIT                               24.4x         22.2x         20.3x

Notes:
-------------------------------------------------------------------------
N.B. Analysis assumes that cash flows occur at the middle of the period. N.B. All EBITDA figures are before pre-opening expenses.
(1)  Valuation is as of 1/1/02.
(2) Fully diluted shares is calculated using the treasury method and 4.18 million primary shares outstanding.
(3)  Based upon the terminal value calculated by the EBITDA multiple method.
(4) Implied multiples are based upon 2001 actual, rather than pro forma, figures.

VALUATION SUMMARY

                           [Graphic Omitted]

[The following table was depicted as a horizontal bar chart in the printed material. Vertical lines indicated the current price of $11.44 and the offer price of $12.60.]


-----------------------                           --------------------
 Current Price: $11.44                             Offer Price $12.60
-----------------------                           --------------------

                                                   Equity Value Per Share
                                                   ----------------------
                                                   Low             High
                                                   ---             ----
Precedent Transaction Analysis                   $  6.00           $14.00
DCF Analysis - Adjusted Management Case            20.00            30.00
DCF Analysis - Research Analyst Case                3.00            14.00
Comparable Company Analysis                         8.00            15.00







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